Exhibit 99.1

Flutter Entertainment announces completion of NSX acquisition

New York, May 14 2025: Flutter Entertainment (NYSE: FLUT; LSE: FLTR) (“Flutter”) the world’s leading online sports betting and iGaming operator today announces that it has completed the acquisition of an initial 56% stake in NSX Group (“NSX”), a leading Brazilian operator of the Betnacional brand for cash consideration of approximately $350m1.

The transaction aligns with Flutter’s strategy to invest in leadership positions in attractive international markets and is expected to create shareholder value through:

•

Delivering an enhanced competitive position in the newly regulated and fast growing[2] Brazilian market. The Brazilian online sports betting and iGaming market has highly attractive characteristics, including a population of over 200 million, with sports, and soccer in particular, being a key part of its culture

•

Enhancing our “local hero” brand portfolio through the addition of rapidly growing, local brands to our existing Betfair business, creating a podium position in Brazil. NSX entered the market in 2021, rapidly growing to be the number 4 operator by 2023[2].

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A compelling synergy opportunity through access to the Flutter Edge, and delivering meaningful value creation. Revenue synergies are expected to be achieved by providing NSX access to Flutter proprietary pricing and risk management capabilities to deliver a differentiated sportsbook product offering. This is in addition to the sharing of Flutter iGaming expertise and content to enhance the iGaming experience

In line with our successful strategy in other newly regulated markets, we expect to drive market share growth and embed future profitability through disciplined customer investment. We expect that the acquisition of NSX will contribute $220m additional revenues and an adjusted EBITDA loss of $70m4,5 in 2025, reported within the International reporting segment.

Peter Jackson, CEO, commented:

“I am delighted to welcome NSX – the operator of leading Brazilian sports betting and iGaming brand, Betnacional – to the Flutter portfolio. The transaction demonstrates Flutter’s powerful optionality as an ‘and’ business and aligns perfectly with our strategy for value creating M&A. The combination of NSX’s extensive local expertise, alongside our existing Brazilian business and the advantages of the Flutter Edge, creates a compelling opportunity to capitalize on the exciting runway of future growth in Brazil.”

Under the transaction agreement, on completion, Flutter has (i) paid cash consideration of approximately $350m1 and (ii) contributed its existing Betfair Brazil business, in return for a 56% stake in the newly combined Flutter Brazil business. In addition, a mechanism has been put in place to enable Flutter to increase its shareholding through reciprocal put/call arrangements in year five and year ten following completion3.

The transaction is consistent with our strategy and is another example of Flutter allocating capital to drive shareholder value creation. We expect leverage to increase but then reduce given the highly visible profitable growth opportunities that exist across the Group and we remain committed to our medium-term leverage ratio of 2.0-2.5x4,5,6,7.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believe(s)”, ”expect(s)”, “potential”, “continue(s)”, “may”, “will”, “should”, “could”, “would”, “seek(s)”, “predict(s)”, “intend(s)”, “trends”, “plan(s)”, “estimate(s)”, “anticipates”, “projection”, “goal”, “target”, “aspire”, “will likely result”, and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties and there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The ability to predict results or actual effects of our plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements. In addition, the ability to achieve estimated cost synergies in the timeframe described in this press release, or at all, is subject to various assumptions, which involve risks and uncertainties. In addition, we may incur additional or unexpected costs in connection with the matters discussed in this press release. The ability to predict results or actual effects of our plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements.

Factors that could cause Flutter’s results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” of Flutter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission (the “SEC”) and other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Flutter undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Flutter Entertainment plc

Flutter is the world’s leading online sports betting and iGaming operator, with a market leading position in the US and across the world. Our ambition is to leverage our size and our challenger mindset to change our industry for the better. By Changing the Game, we believe we can deliver long-term growth while promoting a positive, sustainable future for all our stakeholders. We are well-placed to do so through the distinctive, global advantages of the Flutter Edge, which gives our brands access to group-wide benefits, as well as our clear vision for sustainability through our Positive Impact Plan.

Flutter operates a diverse portfolio of leading online sports betting and iGaming brands including FanDuel, Sky Betting & Gaming, Sportsbet, PokerStars, Paddy Power, Sisal, Snai, tombola, Betfair, MaxBet, Junglee Games and Adjarabet. We are the industry leader with $14,048m of revenue globally for fiscal 2024, up 19% YoY, and $3,665m of revenue globally for the quarter ended March 31, 2025.

To learn more about Flutter, please visit our website at www.flutter.com.

Contacts:

Investor Relations:	Media Relations:
Paul Tymms, Investor Relations	Kate Delahunty, Corporate Communications
Ciara O’Mullane, Investor Relations	Lindsay Dunford, Corporate Communications
Chris Hancox, Investor Relations	Rob Allen, Corporate Communications
Email: investor.relations@flutter.com	Email: corporatecomms@flutter.com

Notes:

1.	Represents cash payment of R$1,961m at USD:BRL: 5.61 subject to completion accounts and other adjustments

2.

Total Brazilian online sports betting and iGaming market compound annual gross gaming revenue (GGR) growth of 38% since 2018, to almost $3bn in 2023. NSX total online sports betting and iGaming market share of 9% for the year ended 31 December 2023. Source for market share and market growth based on Regulus partners and internal estimates.

3.	All future transactions will be undertaken at fair market value based on an agreed valuation or formal valuation by an independent valuer

4.

Adjusted EBITDA, Net Debt and Leverage Ratio are non-GAAP financial measures. A reconciliation of our forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure cannot be provided without unreasonable effort. This is due to the inherent difficulty of accurately forecasting the occurrence and financial impact of the adjusting items necessary for such a reconciliation to be prepared of items that have not yet occurred, are out of our control, or cannot be reasonably predicted.

5.

Adjusted EBITDA is defined as net income (loss) before income taxes; other income, net; interest expense, net; depreciation and amortization; transaction fees and associated costs; restructuring and integration costs; impairment of PPE and intangible assets and share based compensation expense

6.

Net debt is defined as total debt, excluding premiums, discounts, and deferred financing expense, and the effect of foreign exchange that is economically hedged as a result of our cross-currency interest rate swaps reflecting the net cash outflow on maturity less cash and cash equivalents.

7.	Leverage ratio is defined as net debt divided by Adjusted EBITDA